Exhibit 5.1

[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI P.C.]

May 22, 2020

RealPage, Inc.

2201 Lakeside Blvd.

Richardson, Texas 75082

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RealPage, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2018 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s common stock $0.001 par value per share (the “Common Stock” and together with the Debt Securities, the “Securities”), each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus.

Pursuant to the Registration Statement, the Company has issued and sold to the Note Underwriters (as defined below) $300.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 (the “Firm Notes”), and an additional $45.0 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 in connection with the exercise of the Note Underwriters’ over-allotment option (the “Option Notes” and, together with the Firm Notes, the “Notes”), pursuant to that certain Underwriting Agreement, dated May 19, 2020 (the “Note Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Note Underwriters”). Additionally, pursuant to the Registration Statement, the Company has issued and sold to the Stock Underwriters (as defined below) 5,084,746 shares of Common Stock (the “Firm Shares”), and an additional 762,711 shares of Common Stock in connection with the exercise of the Stock Underwriters’ option to purchase additional shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”), pursuant to that certain Underwriting Agreement, dated as of May 19, 2020 (the “Common Stock Underwriting Agreement” and, together with the Note Underwriting Agreement, the “Underwriting Agreements”), by and among the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Common Stock Underwriters”).

RealPage, Inc.

May 22, 2020

The Notes have been issued in the form set forth in the base indenture dated as of May 22, 2020 (the “Base Indenture”), as supplemented by the first supplemental indenture to such base indenture (collectively, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are initially convertible into up to 4,498,041 shares of Common Stock (such number of shares of Common Stock issuable upon conversion of the Notes referred to herein as, the “Conversion Shares”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated May 21, 2018, as modified or superseded or as described therein which forms a part of the Registration Statement, in the form filed with the Registration Statement (the “Prospectus”); the preliminary prospectus supplement, dated May 18, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes; the final prospectus supplement, dated May 19, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes (together with the Prospectus, the “Note Prospectus Supplement”); the preliminary prospectus supplement, dated May 18, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares; and the final prospectus supplement, dated May 19, 2020, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Common Stock Prospectus Supplement” and together with the Note Prospectus Supplement, the “Prospectus Supplements”); the Indenture and the Notes. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) each Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares and the Notes will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplements; (vi) the legal capacity of all natural persons and (vii) that the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture and that the Indenture will be a valid and binding obligation on the Trustee. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

RealPage, Inc.

May 22, 2020

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that:

1.	The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

2.

When the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and the Conversion Shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

3.	The Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, each Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation